UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2016
Date of Report (Date of Earliest Event Reported)

The Chemours Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware, 19899
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Chemours Company (the “Company”) held its first annual meeting of stockholders on April 27, 2016 (the “Annual Meeting”).
At the Annual Meeting, stockholders voted (i) in favor of the election of the directors listed below; (ii) in favor of the advisory vote on the compensation of the Company’s named executive officers; (iii) in favor of “one year” for the frequency of the Company’s advisory vote on the compensation of its named executive officers; (iv) in favor of the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016; and (v) against the retention of the classified structure for the Company’s board of directors.
The final voting results for each of these proposals are as follows:
Proposal 1 - Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Bradley J. Bell	116,066,146	2,038,464	319,627	38,579,547
Mary B. Cranston	116,026,424	2,106,765	291,051	38,579,544

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
111,816,197	5,929,240	678,792	38,579,555

Proposal 3 - Advisory Vote on Frequency of Advisory Vote to Approve Named Executive Officer Compensation

One Year*	Two Year	Three Year	Abstain	Broker Non-Vote
99,145,497	1,648,248	16,931,098	699,388	38,579,553

* The Company will include a stockholder vote on the compensation of executives in its proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal 4 - Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain
155,466,676	1,026,601	510,507

Proposal 5 - Retention of the Classified Structure of the Board of Directors

For	Against	Abstain	Broker Non-Vote
4,052,498	113,525,867	845,864	38,579,555

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and
Chief Financial Officer

Date:	May 2, 2016